As filed with the U.S. Securities and Exchange Commission on October 25, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TEXAS CAPITAL BANCSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	75-2679109
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 McKinney Avenue

Suite 700

Dallas, Texas 75201

(214) 932-6600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Peter B. Bartholow

Chief Financial Officer

Texas Capital Bancshares, Inc.

2000 McKinney Avenue

Suite 700

Dallas, Texas

(214) 932-6600

(Name, address, including zip code, and telephone number, including area code, of agent for service for Registrant)

with copies to:

Norman R. Miller

Winstead PC

500 Winstead Building

2728 N. Harwood Street

Dallas, TX 75201

(214) 745-5269

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box.     ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment hereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price (1) (2)	Amount of Registration Fee (2)
Debt securities
Preferred stock, $.01 par value
Common stock, $.01 par value
Warrants
Units
Total	$250,000,000 (3)	$250,000,000	$27,689.20 (3)

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3. Securities registered hereunder may be sold separately, together or in units with other securities registered hereby. Subject to Rule 462(b) under the Securities Act, in no event will the aggregate initial offering price of the securities issued under this Registration Statement exceed $250,000,000. Such amount represents the principal amount of any debt securities (or issue price, in the case of Debt Securities issued at an original issue discount), and the issue price of any preferred stock, common stock or warrants. This Registration Statement includes such presently indeterminate number of securities registered hereunder as may be issuable from time to time upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities as may be offered pursuant to the prospectus filed with this Registration Statement. Separate consideration may or may not be received for securities issuable on exercise, conversion, or exchange of other securities or that are issued in units.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the rules and regulations under the Securities Act, and exclusive of accrued interest and dividends, if any.
(3)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to the registration statement include $47,000,000 of unsold securities previously registered on the registrant’s registration statement on Form S-3 filed on May 16, 2012 and declared effective on June 25, 2012 (File No. 333-181471) (the “Prior Registration Statement”). The Prior Registration Statement registered securities for a proposed maximum aggregate offering price of $250,000,000, of which $47,000,000 remain unsold. In connection with the filing of the Prior Registration Statement, the registrant paid a registration fee of $5,386.20 with respect of such unsold securities. As the $47,000,000 of unsold securities and associated fees are being moved from the Prior Registration Statement to this registration statement, the registrant is not required to pay any additional fees with respect to these unsold securities. Accordingly, the Amount of Registration Fee above reflects only the registration fee attributable to the $203,000,000 of new securities registered on this registration statement. Pursuant to Rule 415(a)(6) of the Securities Act, the $5,386.20 registration fee previously paid by the registrant relating to the unsold securities included on this registration statement will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6), the Prior Registration Statement will be deemed terminated as of the effective date of this registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 25, 2012

PROSPECTUS

$250,000,000

TEXAS CAPITAL BANCSHARES, INC.

Senior Debt Securities

Subordinated Debt Securities

Convertible Debt Securities

Preferred Stock

Common Stock

Warrants

Units

Texas Capital Bancshares, Inc. may offer and sell, from time to time, in one or more offerings, senior debt securities, subordinated debt securities, convertible debt securities, preferred stock, common stock, warrants or units. This prospectus provides a general description of the securities we may offer and the manner in which we will offer these securities. Supplements to this prospectus will describe the specific terms and manner of offering of the securities we actually offer. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to sell securities, unless it is accompanied by a prospectus supplement that describes those securities.

We may offer these securities from time to time in amounts, prices, and on other terms to be determined at the time of the offering. We may sell these securities to or through underwriters, to other purchasers or through agents. The accompanying prospectus supplement will specify the names of any underwriters or agents.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “TCBI.” You are urged to obtain current market prices for our common stock.

Our principal executive offices are located at 2000 McKinney Avenue, Suite 700, Dallas, Texas 75201, and our telephone number is (214) 932-6600. Our Internet address is http://www.texascapitalbank.com.

These securities are speculative and involve a high degree of risk. You should carefully read this prospectus, any applicable prospectus supplement, our periodic reports and other information we file with the U.S. Securities and Exchange Commission and any information under the heading “Risk Factors” beginning on page 3 of this prospectus before making a decision to purchase our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are our unsecured obligations, are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is                     , 2012

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, after the SEC declares our registration statement effective, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000.

We may offer the following securities from time to time:

•	senior debt securities

•	subordinated debt securities

•	convertible debt

•	preferred stock

•	common stock

•	warrants

•	units

This prospectus provides you with a general description of each of the securities we may offer. Each time we sell securities we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update, or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information we incorporate by reference or present in this prospectus or the relevant prospectus supplement. We have not authorized anyone else, including any underwriter or agent, to provide you with different or additional information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement which includes the specific terms of that offering. We are only offering these securities in States where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

The prospectus supplement will contain the names of the underwriters, dealers, or agents, if any, together with the terms of the offering, the compensation of those underwriters, dealers, or agents, and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended.

In this prospectus, “TCBI,” “we,” “our,” “ours,” and “us” refer to Texas Capital Bancshares, Inc., which is a financial holding company headquartered in Dallas, Texas, and its subsidiaries on a consolidated basis, unless the context otherwise requires. References to “Texas Capital Bank” or “Bank” mean Texas Capital Bank, National Association, which is our principal banking subsidiary.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain statements that are considered “forward looking statements” within the meaning of United States securities laws. In addition, TCBI and its management may make other written or oral communications from time to time that contain forward-looking statements. Forward-looking statements, including statements about industry trends, management’s future expectations and other matters that do not relate strictly to historical facts, are based on assumptions by management, and are often identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” and “goal” or similar statements or variations of such terms. Forward-looking statements may include, among other things, statements about TCBI’s confidence in its strategies and its expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, the equity, debt, currency and other financial markets, as well as factors specific to TCBI and its subsidiaries, including Texas Capital Bank.

Actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed elsewhere in this prospectus or disclosed in our other SEC filings. Forward-looking statements included herein should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this prospectus. TCBI undertakes no obligation to revise the forward-looking statements contained in this prospectus to reflect events after the date of this prospectus. The factors discussed herein are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. Though we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate TCBI. Any investor in TCBI should consider all risks and uncertainties disclosed in our SEC filings described below under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at http://www.sec.gov.

ABOUT TEXAS CAPITAL BANCSHARES, INC.

Texas Capital Bancshares, Inc., a financial holding company, is the parent of Texas Capital Bank, National Association, a national bank headquartered in Dallas, with banking offices in Dallas, Houston, Fort Worth, Austin and San Antonio, the state’s five largest metropolitan areas. TCBI offers a variety of banking products and services to our customers. We have focused on organic growth of Texas Capital Bank and on quality loan and deposit relationships. We are primarily a secured lender, and, as a result, we have experienced a low percentage of charge-offs relative to both total loans and non-performing loans since inception. Our loan portfolio is diversified by industry, collateral and geography in Texas.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Securities Exchange Act of 1934, as amended, before you make an investment decision regarding the securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Statements in or portions of a future document incorporated by reference in this prospectus, including without limitation those relating to risk factors, may update and supersede statements in and portions of this prospectus or such incorporated documents.

There has not been any material change in the risk factors previously disclosed in the Company’s 2011 Form 10-K for the fiscal year ended December 31, 2011. Additionally, the following risks associated with our industry were included in our prospectus supplement dated September 18, 2012.

The earnings of financial services companies are significantly affected by general business and economic conditions. As a financial services company, our operations and profitability are impacted by general business and economic conditions in the United States and abroad. These conditions include short-term and long-term interest rates, inflation, money supply, economic conditions in foreign markets, political issues, legislative and regulatory changes, fluctuation in both debt and equity capital markets, broad trends in industry and finance and the strength of the U.S. economy and the local economies in which we operate, all of which are beyond our control. Continued weakness or further deterioration in economic conditions could result in decreases in loan collateral values and increases in loan delinquencies, non-performing assets and losses on loans and other real estate acquired through foreclosure of loans. Industry conditions, competition and the performance of our bank could also result in a decrease in demand for our products and services, among other things, any of which could have a material adverse impact on our results of operations and financial condition.

We are subject to extensive government regulation and supervision. We are subject to extensive federal and state regulation and supervision. Banking regulations are primarily intended to protect depositors’ funds, federal deposit insurance funds and the banking system as a whole, not shareholders or debtholders. Federal regulation is also designed to cause the banking system to support governmental policies that may not be beneficial to our bank. These regulations affect our lending practices, capital structure, investment practices, accounting, financial reporting, dividend policy, operations and growth, among other things. These regulations also impose obligations to maintain appropriate policies, procedures and controls, among other things, to detect, prevent and report money laundering and terrorist financing and to verify the identities of our customer. Congress and federal regulatory agencies continually review banking laws, regulations and policies for possible changes. Changes to statutes, regulations or regulatory policies, including changes in interpretation or implementation of statutes, regulations or policies, could affect us in substantial and unpredictable ways. The changes in regulation and requirements imposed on financial institutions, such as the Dodd-Frank Act and Basel III accords, could subject us to additional costs, impose requirements for additional capital, limit the types of financial services and products we may offer and/or increase the ability of non-banks to offer competing financial services and products, among other things. Over a year after the adoption of the Dodd-Frank Act, there are still many related regulations that have not been written, so the effects of those are unknown at this time. In addition, from time to time we receive inquiries from our regulators regarding, among other things, lending practices, reserve methodology, interest rate and operational risk management, regulatory and financial accounting practices and policies and related matters. Any change to our practices or policies requested or required by our regulators, or any changes in interpretation of regulatory policy applicable to our businesses, may have a material adverse effect on our business, results of operations, financial condition, credit quality or regulatory capital.

We expend substantial effort and incur costs to improve our systems, controls, accounting, operations, information security, compliance, audit capabilities, staffing and training in order to satisfy regulatory requirements, but the regulatory authorities may determine that such efforts are insufficient. Failure to comply with relevant laws, regulations or policies could result in sanctions by regulatory agencies, civil money penalties and/or reputation damage, which could have a material adverse effect on our business, financial condition and results of operations. While we have policies and procedures designed to prevent any such violations, there can be no assurance that such violations will not occur. In addition, the FDIC has imposed higher general and special assessments on deposits based on general industry conditions and as a result of changes in specific programs, and there is no restriction on the amount by which the FDIC may increase deposit assessments in the future. Any increase in FDIC assessments could affect our earnings to a significant degree, and the industry may be subject to additional assessments, fees or taxes.

Furthermore, Sarbanes-Oxley, and the related rules and regulations promulgated by the SEC and Financial Industry Regulatory Authority (“FINRA”) that are applicable to us, have increased the scope, complexity and cost of corporate governance, reporting and disclosure practices. As a result, we have experienced, and may continue to experience, greater compliance costs.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we expect to use the net proceeds from the sale of our securities for general corporate purposes.

We will specify the principal purposes for which the net proceeds from the sale of our securities will be used in a prospectus supplement at the time of sale. Until we use the net proceeds from the sale of the securities for these purposes, we may place the net proceeds in temporary investments or we may hold the net proceeds in deposit accounts in our subsidiary bank.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for all of the periods shown below. For purposes of computing these ratios, earnings represent the sum of income from continuing operations before taxes plus fixed charges. Fixed charges represent total interest expense, including and excluding interest on deposits. We paid dividends on preferred stock only during 2009. In the other periods presented below our ratio of earnings to combined fixed charges and preference dividends for those periods is identical to the ratio of earnings to fixed charges. On January 16, 2009, we completed the issuance of $75 million of perpetual preferred stock and related warrants under the U.S. Department of Treasury’s voluntary Capital Purchase Program. We repurchased the preferred stock in May 2009. The $3.9 million accelerated deemed dividend in connection with the repurchase, combined with the preferred dividend of $523,000 for the second quarter of 2009 and the preferred dividend of $930,000 paid in the first quarter of 2009, resulted in a total dividend and reduction of earnings available to common stockholders of $5.4 million for the year ended December 31, 2009.

	Nine Months Ended September 30, 2012	Year Ended December 31,
		2011	2010	2009	2008	2007
Ratio of earnings to fixed charges
Including interest on deposits	9.11x	6.56x	2.41x	1.68x	1.38x	1.32x
Excluding interest on deposits	21.36x	19.59x	8.98x	3.26x	2.45x	2.60x

SELECTED FINANCIAL DATA

In accordance with our adoption of Accounting Standards Update 2011-12 effective in the first quarter of 2012 and the subsequent filing of this registration statement, we have included the below table showing our historical annual financial statements in the newly adopted format. Our other comprehensive income (“OCI”) includes only the change in unrealized gain (loss) on available-for-sale securities and the amounts for 2011 and 2010 are immaterial decreases which resulted from the continued decrease in our securities portfolio. The 2009 amount was a gain of $4.2 million and was the result of the decrease in market interest rates, driving an increase in the fair value of our securities. We did not purchase any new securities in 2009, 2010, or 2011.

TEXAS CAPITAL BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME

(In thousands except per share data)

	Year ended December 31
	2011	2010	2009
Interest income
Interest and fees on loans	$314,753	$270,003	$229,500
Securities	6,458	9,481	13,578
Federal funds sold	37	210	31
Deposits in other banks	352	116	44

Total interest income	321,600	279,810	243,153
Interest expense
Deposits	14,950	33,309	37,824
Federal funds purchased	602	1,097	2,404
Repurchase agreements	10	10	53
Other borrowings	528	48	1,949
Trust preferred subordinated debentures	2,573	3,672	4,232

Total interest expense	18,663	38,136	46,462

Net interest income	302,937	241,674	196,691
Provision for credit losses	28,500	53,500	43,500

Net interest income after provision for credit losses	274,437	188,174	153,191
Non-interest income
Service charges on deposit accounts	6,480	6,392	6,287
Trust fee income	4,219	3,846	3,815
Bank owned life insurance (BOLI) income	2,095	1,889	1,579
Brokered loan fees	11,335	11,190	9,043
Equipment rental income	1,905	4,134	5,557
Other	6,198	4,812	2,979

Total non-interest income	32,232	32,263	29,260
Non-interest expense
Salaries and employee benefits	100,535	85,298	73,419
Net occupancy expense	13,657	12,314	12,291
Leased equipment depreciation	1,482	3,297	4,319
Marketing	11,109	5,419	3,034
Legal and professional	14,996	11,837	11,846
Communications and technology	9,608	8,511	6,510
FDIC insurance assessment	7,543	9,202	8,464
Allowance and other carrying costs for OREO	9,586	10,404	10,345
Other	19,685	17,206	15,314

Total non-interest expense	188,201	163,488	145,542

Income from continuing operations before income taxes	118,468	56,949	36,909
Income tax expense	42,366	19,626	12,522

Income from continuing operations	76,102	37,323	24,387
Loss from discontinued operations (after-tax)	(126)	(136)	(235)

Net income	75,976	37,187	24,152
Preferred stock dividends	—	—	5,383

Net income available to common shareholders	$75,976	$37,187	$18,769

Basic earnings per common share
Income from continuing operations	$2.04	$1.02	$0.56
Net income	$2.03	$1.02	$0.55
Diluted earnings per common share
Income from continuing operations	$1.99	$1.00	$0.55
Net income	$1.98	$1.00	$0.55
Other comprehensive income
Unrealized gain (loss) on available-for-sale securities arising during period, before tax	$(974)	$(1,246)	$6,609
Income tax benefit related to unrealized gain (loss) on available-for-sale securities	(341)	(436)	2,313

Other comprehensive gain (loss), net of tax	(633)	(810)	4,296

Comprehensive income	$75,343	$36,377	$28,448

See accompanying notes to consolidated financial statements.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in an applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. An applicable prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	senior debt securities

•	subordinated debt securities

•	convertible debt

•	preferred stock

•	common stock

•	warrants

•	units

If we issue securities at a discount from their original stated principal or liquidation amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the securities as the total original principal or liquidation amount of the securities.

This prospectus may not be used to sell securities, unless it is accompanied by a prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities.

Any debt securities issued using this prospectus, or “Debt Securities,” will be our direct unsecured general obligations. The Debt Securities will be either our senior debt securities, or “Senior Debt Securities,” or our subordinated debt securities, or “Subordinated Debt Securities.” The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate Indentures between us and a trustee chosen by us and qualified to act as a trustee under the Trust Indenture Act of 1939, or the “Trustee.” Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

Because we are a holding company, our cash flows and consequent ability to service our obligations, including our debt securities, are dependent on distributions and other payments of earnings and other funds by our subsidiaries to us. The payment of dividends and other distributions by our subsidiaries is contingent upon their earnings and is subject to the requirements of federal banking regulations and other restrictions. In addition, the debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, since any right we have to receive any assets of our subsidiaries will be effectively subordinated to the claims of that subsidiary’s creditors. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to us. Claims from creditors (other than us), on subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements and other short-term borrowings. Any capital loans that we make to Texas Capital Bank would be subordinate in right of payment to deposits and to other indebtedness of Texas Capital Bank.

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as referenced in the list of exhibits to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. Your rights are defined by the terms of the Indentures, not the summary provided in this prospectus or a prospectus supplement. In the summary below we have included references to article or section numbers of the applicable Indenture so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular articles or sections or defined terms of the Indentures, those articles or sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series (Section 2.05). We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture.

The Senior Debt Securities will rank equally with all of our other senior unsecured and unsubordinated debt (“Senior Debt”). The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt as described under “— Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any Subordinated Debt Securities.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:

•	the title of the Debt Securities;

•	whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

•	whether the Debt Securities will be issued as registered securities, bearer securities or a combination of both;

•	any limit on the aggregate principal amount of the Debt Securities;

•	the dates on which the principal of the Debt Securities will mature;

•	the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities or the method to determine each;

•	the place or places where payments on the Debt Securities will be payable;

•	whether the Debt Securities will be issued in the form of one or more global securities and whether such global securities will be issued in a temporary global form or permanent global form;

•	any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

•	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

•	whether the Debt Securities are defeasible;

•	any addition to or change in the Events of Default or rights of holders upon an Event of Default;

•	whether the Debt Securities will be issued pursuant to a medium-term note program;

•

whether the Debt Securities are convertible into our common stock, preferred stock or any of our other securities and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

•	any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

•	any other terms of the Debt Securities not prohibited by the Indenture (Section 2.05).

The Indentures do not limit the amount of Debt Securities that may be issued. Each Indenture allows Debt Securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

Debt Securities, including Original Issue Discount Securities bearing no interest or bearing interest which at the time of issuance is below market rate, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Senior Debt Securities

The Senior Debt Securities will be our unsecured senior obligations and will rank equally with all other senior unsecured and unsubordinated debt. The Senior Debt Securities will, however, be subordinated in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness whether existing at the date of the Senior Indenture or subsequently incurred. Except as provided in the applicable Senior Indenture or specified in any authorizing resolution or supplemental indenture relating to a series of Senior Debt Securities to be issued, the Senior Indenture will not limit the amount of additional indebtedness that may rank equally with the Senior Debt Securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred stock that may be issued by any of our subsidiaries.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our secured indebtedness and Senior Debt, including the Senior Debt Securities, whether existing at the date of the Senior Indenture or subsequently incurred (Article XIII of the Subordinated Indenture). The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

•

the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets or any bankruptcy, insolvency or similar proceedings;

•

the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and

•

the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under “— Legal Defeasance and Covenant Defeasance.”

Subordinated Debt Securities Intended to Qualify as Tier 2 Capital

If stated in the applicable prospectus supplement, the Subordinated Debt Securities covered by that prospectus supplement will be intended to qualify as Tier 2 Capital under the guidelines established by the Board of Governors of the Federal Reserve System, or the Federal Reserve, for bank holding companies. The guidelines set forth specific criteria for Subordinated Debt Securities to qualify as Tier 2 Capital. Among other things that Subordinated Debt Securities must:

•	be unsecured;

•	have a minimum average maturity of five years;

•	be subordinated in right of payment;

•	not contain provisions permitting the holders of the debt to accelerate payment of principal prior to maturity except in the event of bankruptcy of the issuer; and

•

not contain provisions that would adversely affect liquidity or unduly restrict management’s flexibility to operate the organization, particularly in times of financial difficulty, such as limitations on additional secured or senior borrowings, sales or dispositions of assets or changes in control.

Conversion Rights

The Debt Securities may be converted into other securities of our company, if at all, according to the terms and conditions of an applicable prospectus supplement. Such terms will include the conversion price, the conversion period, whether conversion will be at the option of the holders of such series of Debt Securities or at the option of our company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Debt Securities.

Denomination, Exchange and Transfer

The Debt Securities of each series will be issuable, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof (Section 2.08).

Registered securities of any series that are not Global Securities will be exchangeable for other registered securities of the same series and of like aggregate principal amount and tenor in different authorized denominations. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, the holder may choose, upon written request, and subject to the terms of the applicable indenture, to exchange bearer securities and the appropriate related coupons of that series into registered securities of the same series of any authorized denominations and of like aggregate principal amount and tenor. Bearer securities with attached coupons surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for interest payment shall be surrendered without the coupon relating to the interest payment date. Interest will not be payable with respect to the registered security issued in exchange for that bearer security. That interest will be payable only to the holder of the coupon when due in accordance with the terms of the indenture. Bearer securities will not be issued in exchange for registered securities.

You may present registered securities for registration of transfer, together with a duly executed form of transfer, at the office of the security registrar or at the office of any transfer agent designated by us for that purpose with respect to any series of Debt Securities and referred to in the applicable prospectus supplement. This may be done without service charge but upon payment of any taxes and other governmental charges as described in the applicable indenture. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. We will appoint the Trustee as security registrar for each Indenture. If a prospectus supplement refers to any transfer agents initially designated by us with respect to any series of debt securities in addition to the security registrar, we may at any time rescind the designation of any of those transfer agents or approve a change in the location through which any of those transfer agents acts. If, however, debt securities of a series are issuable solely as registered securities, we will be required to maintain a transfer agent in each place of payment for that series, and if debt securities of a series are issuable as bearer securities, we will be required to maintain a transfer agent in a place of payment for that series located outside of the United States in addition to the security registrar. We may at any time designate additional transfer agents with respect to any series of debt securities. The Debt Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement (Section 2.06). We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series (Section 4.02).

If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part (Section 2.09).

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form.

Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security, unless its terms so expressly permit, may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:

(1) the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

(2) an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities; or

(3) other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct (Section 2.17).

As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture (Section 2.17). Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that it represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions require that some purchasers of Debt Securities take physical delivery of such Debt Securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, any Trustee or any agent of ours will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest payment date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the regular record date for such interest (Section 2.14).

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series (Section 4.02).

Subject to any applicable abandoned property law, all money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment (Section 11.05).

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a “successor Person”), and may not permit any Person to consolidate with or merge into us, unless:

(1) the successor Person (if any) is a corporation and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

(2) immediately before and after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

(3) several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met (Section 10.01).

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

(1) failure to pay principal of or premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(2) failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(3) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

(4) failure to perform or comply with the provisions described under “— Consolidation, Merger and Sale of Assets”;

(5) failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 90 days after written notice has been given, as provided in such Indenture;

(6) any judgment or decree for the payment of money in excess of an amount to be determined at the time the series of Debt Securities are created is entered against us or any Restricted Subsidiary remains outstanding for a period of 60 consecutive days following entry of such judgment and is not discharged, waived or stayed; and

(7) certain events of bankruptcy, insolvency or reorganization affecting us or any Restricted Subsidiary. (Section 6.01).

Except as may be summarized in a prospectus supplement and set forth in a supplemental indenture or the board resolution creating a series of Debt Securities, if an Event of Default (other than an Event of Default with respect to TCBI described in clause (7) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately. If an Event of Default with respect to TCBI described in clause (7) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any

Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture (Section 6.01). For information as to waiver of defaults, see “— Modification and Waiver” below.

Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable indemnity (Section 6.04). Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series (Section 6.06).

No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(1) such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

(2) the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

(3) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer (Section 6.04).

However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security (Section 6.04).

We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults (Section 4.06).

Modification and Waiver

Modifications and amendments of an Indenture may be made by us and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

•	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

•	reduce the principal amount of, or any premium or interest on, any Debt Security;

•	reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

•	change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

•	impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

•

modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the Subordinated Debt Securities;

•	reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

•	reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

•	modify such provisions with respect to modification, amendment or waiver (Section 9.02).

The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture (Section 6.06). The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series (Section 6.06).

Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

•

the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

•

if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security; and

•

the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in the first two bullet points above, of the amount described in such clause).

Certain Debt Securities, including those owned by us or any of our Affiliates, will not be deemed to be Outstanding (Section 8.03).

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action.

Satisfaction and Discharge

Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

(1) either:

(a) all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

(b) all outstanding Debt Securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

(2) we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

(3) we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied (Article XI).

Legal Defeasance and Covenant Defeasance

If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 11.02, relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” or relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call “covenant defeasance.”

Legal Defeasance.

The Indentures provide that, upon our exercise of our option (if any) to have Section 11.02 applied to any Debt Securities, we will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold monies for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or United States Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

•

we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

•

no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (7) under “— Events of Default,” at any time until 121 days after such deposit;

•	such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound;

•

in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our Senior Debt and no other event of default with respect to any of our Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

•

we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940 (Section 11.03).

Covenant Defeasance.

The Indentures provide that, upon our exercise of our option (if any) to have Section 11.02 applied to any Debt Securities, we may omit to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (5) and (6) under “— Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or United States Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements listed in the last four bullet points above are satisfied. If we exercise this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and United States Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments (Section 11.02).

Notices

Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register (Section 12.03).

Title

We, the Trustees and any of our agents may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes (Section 8.03).

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of law principles (Section 12.04).

DESCRIPTION OF CAPITAL STOCK AND WARRANTS

The following is a brief description of our capital stock. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our certificate of incorporation, as amended, copies of which have been filed with the SEC and are also available upon request from us.

General

Under our certificate of incorporation, as amended, we have authority to issue up to 10 million shares of preferred stock, par value $0.01 per share. No shares of preferred stock are issued and outstanding as of the date hereof. We have 100,000,000 shares of authorized common stock, $0.01 par value per share, of which 40,587,532 shares were outstanding as of October 23, 2012.

Preferred Stock

If we offer to sell newly-issued preferred stock, our board of directors is authorized to designate and issue shares of preferred stock in one or more series without stockholder approval. Our board of directors would have discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

If we offer to sell newly-issued preferred stock, we will file the terms of the preferred stock with the SEC, and the prospectus supplement relating to that offering will include a description of the specific terms of the offering, including the following specific terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of our company.

Common Stock

Each holder of our common stock is entitled to one vote for each share held on all matters with respect to which the holders of our common stock are entitled to vote. Our common stock has no preemptive or conversion rights and is not subject to redemption. Holders of our common stock are not entitled to cumulative voting in the election of directors. In the event of dissolution or liquidation, after payment of all creditors and payment of liquidation preferences on preferred stock, the holders of our common stock (subject to the prior rights of the holders of any outstanding preferred stock) will be entitled to receive pro rata any assets distributable to stockholders in respect of the number of shares held by them. The holders of shares of our common stock are entitled to such dividends as our board of directors, in its discretion, may declare out of funds legally available therefor, subject to certain limitations under the Delaware General Corporation Law, or DGCL. We have not paid dividends on our common stock to date, and we do not anticipate paying dividends in the near future. However, the payment of dividends on our common stock is subject to the prior rights of the holders of any preferred stock. Payment of dividends on both our common stock and any preferred stock, will be dependent upon, among other things, our earnings and financial condition, our cash flow requirements and the prevailing economic and regulatory climate.

Anti-Takeover Provisions.

Certain provisions included in our certificate of incorporation, as amended, our amended and restated bylaws, as amended, as well as certain provisions of the DGCL and federal law, may discourage or prevent potential acquisitions of control of us. These provisions are more fully set forth in our Registration Statement on Form 10, as amended, which was filed with the SEC on August 24, 2000, and is incorporated by reference into this prospectus.

Restrictions on Ownership.

The Bank Holding Company Act of 1956, the “BHC Act,” generally would prohibit any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of us. “Control” is generally defined as ownership of 25% or more of the voting stock, control over the election of a majority of the directors, or other exercise of a controlling influence. In addition, any existing bank holding company would need the prior approval of the Federal Reserve before acquiring 5% or more of our voting stock. In addition, the Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as TCBI, could constitute acquisition of control of the bank holding company.

Listing.

Our common stock is listed on the Nasdaq Global Select Market.

Transfer Agent and Registrar.

The transfer agent and registrar for our common stock is Computershare Investor Services LLC.

Warrants

On January 16, 2009, in connection with the U.S. Department of Treasury’s voluntary capital purchase program, we issued warrants to purchase 758,086 shares of our Common Stock at $14.84 per share. These warrants expire on January 16, 2019 and are still outstanding. We may issue additional warrants for the purchase of common stock. Warrants may be issued independently or together with debt securities or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

•

the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	United States federal income tax consequences applicable to such warrants;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

Each warrant will entitle the holder thereof to purchase such number of shares of common stock at such exercise price as shall be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase common stock, holders of such warrants will not have any of the rights of holders of common stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF UNITS

This section describes the general terms and provisions of the units. The prospectus supplement will describe the specific terms of the units offered through that prospectus supplement and any general terms outlined in this section that will not apply to those units.

We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through dealers or agents, or through a combination of methods. Any underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

We may distribute our securities from time to time in one or more transactions at: (1) a fixed price or prices, which may be changed, (2) market prices prevailing at the time of sale, (3) prices related to the prevailing market prices at the time of sale, or (4) negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by us to underwriters, dealers or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against contribution toward civil liabilities, including liabilities under the Securities Act.

To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, the persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents and their affiliates may engage in transactions with and perform services for us in the ordinary course of business for which they receive compensation.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8.00% of the aggregate gross sales proceeds of any shares of common stock offered hereby.

Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on Nasdaq Global Select Market, subject to official notice of issuance.

CERTAIN ERISA CONSIDERATIONS

Unless otherwise indicated in the applicable prospectus supplement, the offered securities may, subject to certain legal restrictions, be held by (i) pension, profit sharing, and other employee benefit plans which are subject to Title I of the Employee Retirement Security Act of 1974, as amended (which we refer to as “ERISA”), (ii) plans, accounts, and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), or provisions under federal, state, local, non-U.S., or other laws or regulations that are similar to any of the provisions of Title I of ERISA or Section 4975 of the Code (which we refer to as “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plans, accounts, or arrangement. Section 406 of ERISA and Section 4975 of the Code prohibit plans from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such pension, profit sharing, or other employee benefit plans that are subject to Section 406 of ERISA and Section 4975 of the Code. A violation of these prohibited transaction rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code. A violation of these prohibited transaction rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. A fiduciary of any such plan, account, or arrangement must determine that the purchase and holding of an interest in the offered securities is consistent with its fiduciary duties and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or a violation under any applicable Similar Laws.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Winstead PC. The name of the law firm advising any underwriters or agents with respect to certain issues relating to any offering will be set forth in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of TCBI appearing in TCBI’s Annual Report (Form 10-K) for the year ended December 31, 2011 (including schedules appearing therein) and the effectiveness of TCBI’s internal control over financial reporting as of December 31, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and TCBI’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http:/www.texascapitalbank.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus.

We incorporate by reference the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules, including, but not limited to, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K including related exhibits:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012;

•

Our Current Reports on Form 8-K and 8-K/A filed with the SEC on March 22, 2012, April 26, 2012, May 16, 2012, July 25, 2012, July 25, 2012, July 27, 2012, July 27, 2012, September 21, 2012 and October 25, 2012; and

•	The description of our common stock contained in our Registration Statement on Form 10 filed on August 24, 2000.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents or information that have been incorporated by reference in this prospectus but not delivered with this prospectus. We will provide this at no cost to the requestor upon written or telephonic request addressed to Texas Capital Bancshares, Inc., 2000 McKinney Avenue, Suite 700, Dallas, Texas 75201, Attention: Myrna Vance (telephone: 214-932-6600).

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with additional or different information.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by TCBI (except any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC Registration fee	$27,689
Legal fees and expenses	20,000
Accounting fees and expenses	20,000
Other	5,000

Total Expenses	$72,689

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors, and other corporate agents under certain circumstances and subject to certain limitations. Our certificate of incorporation and amended and restated bylaws provide that we shall indemnify our directors, officers, employees, and agents to the full extent permitted by Delaware law. The certificate of incorporation and amended and restated bylaws further provide that we may indemnify directors, officers, employees, and agents in circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, we entered into separate indemnification agreements with our directors and officers which would require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature) and to maintain directors’ and officer’s liability insurance, if available on reasonable terms.

These indemnification provisions and the indemnification agreements that we have entered into with our officers and directors may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

We have a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 16.	Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement. To be filed as an exhibit to our Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

4.1	Form of Senior Debt Indenture (Including Form of Note), which is incorporated by reference to Exhibit 4.1 to our registration statement on Form S-3 dated April 24, 2009.

4.2	Form of Subordinated Debt Indenture (Including Form of Note), which is incorporated by reference to Exhibit 4.1 to our Form 8-K dated September 21, 2012.

4.3	Form of Warrant Agreement (Stock) (including form of Warrant). To be filed as an exhibit to our Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

4.4	Form of Unit Agreement. To be filed as an exhibit to our Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

5.1	Opinion of Winstead PC

12.1	Statement of ratios of earnings to fixed charges

23.1	Consent of Ernst & Young LLP

23.2	Consent of Winstead PC (included in Exhibit 5.1)

24.1	Power of Attorney of certain officers and directors (located on the signature page to the Registration Statement)

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended (Senior Debt Securities). To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and the appropriate rules thereunder.

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended (Subordinated Debt Securities). Filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and the appropriate rules thereunder by U.S. Bank National Association on September 13, 2012.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)2 of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 23, 2012.

TEXAS CAPITAL BANCSHARES, INC.

By:	/s/ George F. Jones, Jr.
George F. Jones, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint George F. Jones, Jr. and Peter B. Bartholow, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement (including all pre-effective and post-effective amendments thereto and all registration statements filed pursuant to Rule 462(b) which incorporate this registration statement by reference), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date: October 23, 2012	By:	/s/ Larry L. Helm Larry L. Helm Chairman of the Board and Director

Date: October 23, 2012	By:	/s/ George F. Jones, Jr. George F. Jones, Jr. President, Chief Executive Officer and Director (principal executive officer)

Date: October 23, 2012	By:	/s/ Peter Bartholow Peter Bartholow Chief Financial Officer and Director (principal financial officer)

Date: October 23, 2012	By:	/s/ Julie Anderson Julie Anderson Controller (principal accounting officer)

Date: October 23, 2012	By:	/s/ James H. Browning James H. Browning Director

Date: October 23, 2012	By:	/s/ Preston M. Geren III Preston M. Geren III Director

Date: October 23, 2012	By:	/s/ Joseph M. Grant Joseph M. Grant Director

Date: October 23, 2012	By:	/s/ Frederick B. Hegi, Jr. Frederick B. Hegi, Jr. Director

Date: October 23, 2012	By:	/s/ James R. Holland, Jr. James R. Holland, Jr. Director

Date: October 23, 2012	By:	/s/ Walter W. McAllister III Walter W. McAllister III Director

Date: October 23, 2012	By:	/s/ Elysia H. Ragusa Elysia H. Ragusa Director

Date: October 23, 2012	By:	/s/ Steven P. Rosenberg Steven P. Rosenberg Director

Date: October 23, 2012	By:	/s/ Grant E. Sims Grant E. Sims Director

Date: October 23, 2012	By:	/s/ Robert W. Stallings Robert W. Stallings Director

Date: October 23, 2012	By:	/s/ Dale W. Tremblay Dale W. Tremblay Director

Date: October 23, 2012	By:	/s/ Ian J. Turpin Ian J. Turpin Director

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement. To be filed as an exhibit to our Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

4.1	Form of Senior Debt Indenture (Including Form of Note), which is incorporated by reference to Exhibit 4.1 to our registration statement on Form S-3 dated April 24, 2009.

4.1	Form of Subordinated Debt Indenture (Including Form of Note), which is incorporated by reference to Exhibit 4.1 to our Form 8-K dated September 21, 2012.

4.3	Form of Warrant Agreement (Stock) (including form of Warrant). To be filed as an exhibit to our Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

4.4	Form of Unit Agreement. To be filed as an exhibit to our Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

5.1	Opinion of Winstead PC

12.1	Statement of ratios of earnings to fixed charges

23.1	Consent of Ernst & Young LLP

23.2	Consent of Winstead PC (included in Exhibit 5.1)

24.1	Power of Attorney of certain officers and directors (located on the signature page to the Registration Statement)

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended (Senior Debt Securities). To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and the appropriate rules thereunder.

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended (Subordinated Debt Securities). Filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and the appropriate rules thereunder by U.S. Bank National Association on September 13, 2012.